Exhibit 99.1

WILSHIRE BANCORP, INC. CONTACT: Joanne Kim, President & CEO, (213) 639-1843 Alex Ko, EVP & CFO, (213) 427-6560 www.wilshirebank.com	NEWS RELEASE

Wilshire Bancorp Reports Financial Results for Second Quarter 2010

LOS ANGELES, July 27, 2010 - Wilshire Bancorp, Inc. (NASDAQ: WIBC), the holding company for Wilshire State Bank, today reported a net loss of $4.6 million, or ($0.15) per basic and diluted common share, for the quarter ended June 30, 2010. This compares to net income of $12.8 million, or $0.44 per basic and diluted common share, for the same period of the prior year. Net loss for the second quarter of 2010 was partly attributable to provisions for losses on loans of $32.2 million.  Of this amount, $13.4 million resulted from the sale of approximately $48.0 million in non-performing and delinquent loans.

“Our second quarter results reflect the increasing impact of the weak economy on our commercial real estate portfolio and our aggressive actions to reduce our problem assets,” said Ms. Joanne Kim, President and CEO of Wilshire Bancorp.  “We were able to dispose of a large number of problem loans with only a small impact to our capital ratios. We will continue our proactive approach to managing credit quality including additional sales of non-performing and delinquent loans if problem assets remain elevated in the near future.”

“The core earnings power of the Company continues to be strengthened as evidenced by the Company’s increased net interest income before provision for loan losses.  Our net interest income before provision in the second quarter of 2010 increased 39% over the same period of the prior year.  The large increase was a result of strong interest income growth coupled with declining interest expense. We expect these positive operating trends to continue in the second half of the year, which will help us accelerate our return to profitability as we better absorb our credit costs going forward,” said Ms. Kim.

SECOND QUARTER 2010 SUMMARY:

•                  Increase in net interest income — Net interest income increased 39% year-over-year.

•                  Expanding net interest margin — Net interest margin increased six basis points from the prior quarter, and by 38 basis points from the prior year.

•                  Decline in non-accrual loans — Non-accrual loans declined to $83.1 million, or 3.41% of gross loans, for quarter ended June 30, 2010, from $105.0 million, or 4.34% of gross loans, on March 31, 2010.

•                  Increase in allowance for loan losses — The allowance for loan losses as a percentage of gross loans was strengthened to 3.72% on June 30, 2010, from 3.29% on March 31, 2010 and our allowance as a percentage of gross legacy Wilshire loans (all loans excluding those acquired in the Mirae Bank acquisition) increased to 4.11% from 3.66% in the same period.

•                  Strong capital position — Total risk-based capital ratio remained strong at 15.17% as of June 30, 2010. Tangible common equity per common share was $6.74 on June 30, 2010.

CREDIT QUALITY

During the second quarter of 2010, the Company sold 18 non-performing and delinquent loans with a carrying balance of approximately $48.0 million at an approximate 15.7% average weighted discount to their carrying values.  These loans consisted of $42.9 million in commercial real estate loans and $5.1 million in commercial loans.  Of the commercial real estate loans sold, loans secured by multifamily residential properties accounted for $16.7 million or 34.8%, of total non-performing and delinquent loans sold, loans secured by carwash and gas stations totaled $10.0 million or 20.9%, and loans secured by hotels totaled $6.7 million or 13.9%.  Non-performing loans totaled $29.3 million or 61.2% of the total sold, and two loans totaling $18.6 million or 38.8% were delinquent loans past due 61 and 54 days, respectively, on June 30, 2010.  Legacy Wilshire loans accounted for the bulk of the loans at $43.6 million or 90.9% of loans sold.

For the second quarter of 2010, the Company recorded a provision for losses on loans and loan commitments of $32.2 million in the second quarter of 2010 compared to $17.0 million in the first quarter of 2010.  Approximately $13.4 million of the second quarter provision for loan losses was attributable to the sale of loans discussed above.  $7.3 million of the $13.4 million in provision for loan losses resulted from charge-offs from the loan sale transactions, and the remaining $6.1 million was recorded as general valuation allowance to reflect the overall inherent credit risk in the remaining loan portfolio after the sale.

The allowance for loan losses increased to $91.4 million, or 3.72% of total loans, on June 30, 2010, from $79.6 million, or 3.29% of total loans, on March 31, 2010. Allowance for loan losses as a percentage of legacy Wilshire loans increased 45 basis points from 3.66% to 4.11% for the same period.  The coverage ratio of allowance for loan losses to non-performing assets also increased from 72.42% to 101.02% from March 31, 2009 to June 30, 2010.

Non-accrual Loans

At June 30, 2010, total non-accrual loans totaled $83.1 million, or 3.41% of gross loans, compared to $105.0 million, or 4.34% of gross loans, on March 31, 2010.  The decrease is primarily attributable to the sales of non-performing loans described above in addition to a decrease in the inflow of new non-accrual loans. New inflows into non-accrual loans in the second quarter of 2010 totaled $10.7 million, $3.5 million of which were “covered loans” that were added through the acquisition of Mirae Bank.  Compared to the first quarter of 2010, total inflows to non-accrual status decreased by $34.9 million or 77% from $45.6 million.  Loans that migrated from delinquencies to non-accrual status decreased from $36.6 million during the first quarter of 2010 to $7.9 million during the second quarter of 2010, and TDR loans that migrated to non-accrual status decreased from $8.0 million to $1.1 million for the same periods. Outflow from non-accrual status, which consists of note sales, upgraded loans, OREO (other real estate owned), charge-offs, paid-off loans, and payments received, increased from $10.0 million in the first quarter of 2010 to $32.6 million for the second quarter.

As previously disclosed, upon acquiring certain assets and liabilities of the former Mirae Bank, the Company entered into a loss sharing agreement with the FDIC whereby the FDIC has agreed to share in losses on assets covered under the agreement.  The assets covered by the loss sharing agreement include loans and foreclosed loan collateral existing on June 26, 2009 and acquired from Mirae Bank. As a result, loans acquired through the acquisition of Mirae Bank are identified as “covered” loans, and those that were originated at Wilshire are “non-covered” loans or “legacy Wilshire” loans.  The following is a table showing “covered” and “non-covered” non-accrual loans by loan type:

	Quarter Ended
(Net of SBA Guarantee Portions)	June 30, 2010			March 31 ,2010			June 30, 2009
(dollars in thousands)	COVERED	NON-COVERED	TOTAL	COVERED	NON-COVERED	TOTAL	TOTAL

Construction	$—	$—	$—	$—	$—	$—	$—
Real Estate Secured	17,232	61,200	78,432	19,696	75,470	95,166	43,547
Commercial & Industrial	1,599	3,051	4,650	2,213	7,603	9,816	5,685
Consumer	—	34	34	—	42	42	90
TOTAL NON-ACCRUALS	$18,831	$64,285	$83,116	$21,909	$83,115	$105,024	$49,322

Loan Delinquencies

At June 30, 2010, total loan delinquencies increased to $37.0 million from $30.5 million on March 31, 2010.  However, as a percentage of gross loans, delinquencies still remained fairly low at 1.50% on June 30, 2010, compared to 1.26% on March 31, 2010. 60-89 day delinquencies increased the most from $9.9 million on March 31, 2010 to $15.8 million on June 30, 2010. Delinquencies by days past due and loan type are reflected in the tables below:

	Quarter Ended
By Days Past Due	June 30, 2010			March 31, 2010			June 30, 2009
(dollars in thousands)	COVERED	NON-COVERED	TOTAL	COVERED	NON-COVERED	TOTAL	TOTAL

30 - 59 Days Past Due	$4,108	$17,146	$21,254	$3,318	$17,266	$20,584	$35,359
60 - 89 Days Past Due	910	14,844	15,754	4,640	5,290	9,930	37,001
90 Days, and still accruing	—	1	1	—	—	—	128
TOTAL DELINQUENCIES	$5,018	$31,991	$37,009	$7,958	$22,556	$30,514	$72,488

	Quarter Ended
By Loan Category	June 30, 2010			March 31, 2010			June 30, 2009
(dollars in thousands)	COVERED	NON-COVERED	TOTAL	COVERED	NON-COVERED	TOTAL	TOTAL

Construction	$—	$2,654	$2,654	$—	$1,163	$1,163	$494
Real Estate Secured	3,449	25,015	28,464	7,283	18,943	26,226	60,251
Commercial & Industrial	1,569	4,241	5,810	675	2,328	3,003	11,535
Consumer	—	81	81	—	122	122	208
TOTAL DELINQUENCIES	$5,018	$31,991	$37,009	$7,958	$22,556	$30,514	$72,488

Loan Charge-offs

Net loan charge-offs for the second quarter of 2010 were $17.2 million, compared to $5.8 million in the first quarter of 2010.  The increase in charge-offs was based upon updated appraisal values for commercial real estate loans, charge-off from loan sales, and write-downs from anticipated loan sale transactions. Approximately $7.3 million of the charge-offs in the second quarter of 2010 related to the sale of non-performing and delinquent loan sales discussed above.

	Quarter Ended
	June 30, 2010			March 31, 2010			June 30, 2009
(dollars in thousands)	COVERED	NON-COVERED	TOTAL	COVERED	NON-COVERED	TOTAL	TOTAL

Construction	$—	$—	$—	$—	$—	$—	$—
Real Estate Secured	596	12,268	12,864	13	4,359	4,372	176
Commercial & Industrial	373	3,841	4,214	50	1,290	1,340	6,940
Consumer	—	80	80	—	115	115	356
TOTAL CHARGE-OFFS	$969	$16,189	$17,158	$63	$5,764	$5,827	$7,472

COMMERCIAL REAL ESTATE PORTFOLIO

CRE Loan Composition

Total CRE loans on June 30, 2010 were $1.90 billion, a slight increase from $1.89 billion on March 31, 2010, and an increase of 8% from $1.76 billion on June 30, 2009.  The breakdown of the CRE by property type is provided below:

(dollars in thousands)	June 30, 2010%		March 31, 2010%		3 Mths Change	June 30, 2009%		12 Mths Change
Multi-Family	$95,640	5%	$103,382	5%	-7%	$120,000	7%	-20%
Office / Mixed Use	310,916	16%	280,322	15%	11%	229,266	13%	36%
Retail	725,147	38%	726,096	38%	0%	703,129	40%	3%
Industrial / Warehouse	325,024	17%	325,874	17%	0%	277,044	16%	17%
Hotel / Motel	307,532	16%	310,181	16%	-1%	311,341	18%	-1%
Other	140,694	7%	144,314	8%	-3%	121,689	7%	16%
Total CRE Loans	$1,904,953	100%	$1,890,169	100%	1%	$1,762,469	100%	8%

The CRE loan maturity distributions are listed below:

(dollars in thousands)	2010	2011	2012	2013	2014	2015 & after	TOTAL
Multifamily	$14,135	$5,366	$32,698	$18,843	$11,972	$12,626	$95,640
Office / Mixed Use	33,278	17,962	63,880	42,668	60,044	93,084	310,916
Retail	39,220	84,790	110,391	140,066	137,137	213,543	725,147
Industrial / Warehouse	31,822	27,852	53,470	44,489	74,347	93,044	325,024
Hotel / Motel	3,205	75,723	52,759	45,578	24,030	106,237	307,532
Other	23,021	18,086	21,657	17,140	19,514	41,276	140,694
Total CRE Loans	$144,681	$229,779	$334,855	$308,784	$327,044	$559,810	$1,904,953
% of CRE	8%	12%	18%	16%	17%	29%	100%

The Company believes that overall refinance risk is limited based upon relatively low loan-to-value ratios and the fact that 88% of the CRE loan portfolio has maturities in 2011 or later.

BALANCE SHEET

Total assets were $3.43 billion on June 30, 2010, down slightly from $3.46 billion on March 31, 2010.

Total loans were $2.46 billion on June 30, 2010, compared to $2.42 billion on March 31, 2010.  Total new loan origination was $186.1 million in the second quarter of 2010, compared to $87.3 million in the first quarter of 2010.  All categories of loans with the exception of commercial and industrial loans increased in the second quarter of 2010.

Loan Categories

	Quarter Ended
	June 30, 2010			March 31, 2010
(dollars in thousands)	COVERED	NON-COVERED	TOTAL	COVERED	NON-COVERED	TOTAL

Construction	$—	$59,376	$59,376	$—	$47,564	$47,564
Real Estate Secured	179,124	1,830,387	2,009,511	188,353	1,795,142	1,983,495
Commercial & Industrial	56,357	316,370	372,727	61,527	313,872	375,399
Consumer	150	18,265	18,415	191	16,113	16,304
TOTAL GROSS LOANS	$235,631	$2,224,398	$2,460,029	$250,071	$2,172,691	$2,422,762

Total deposits were $2.90 billion on June 30, 2010, down slightly from $2.93 billion on March 31, 2010.  As part of its strategy to reduce deposit costs, the Company discontinued its money market product promotion.  This resulted in a shift of deposits out of money market accounts and into time deposits during the second quarter of 2010. Non-interest bearing demand deposits increased by $13.8 million or 3.3% to $427.8 million from the first quarter of 2010.  Although core deposits decreased by 1.4% from March 31, 2010 to June 30, 2010, compared to June 30, 2009, core deposit experienced strong growth at 63.4% or $833.4 million.

During the second quarter of 2010, the Company sold $274 million in total investments for a realized gain totaling $3.7 million. The sale of investments during the second quarter was a result of management’s plan to shorten the duration of the investment portfolio as interest rates are expected to increase in the future.  The sale of investments resulted in an increase in cash and cash equivalents from $245.0 million on March 31, 2010 to $358.7 million on June 30, 2010.  Overnight and term fed funds sold, a component of cash and cash equivalents, increased to $224.0 million on June 30, 2010 from $30.0 million on March 31, 2010.  The cash and cash equivalent balance will be reduced as the Company continues to reinvest the proceeds from the sale of securities in the second quarter of 2010.

Strong Capital Ratios

Capital ratios remained strong in the second quarter of 2010 and were well in excess of “well capitalized” regulatory requirements. Based on capital levels as of June 30, 2010, the Company had excess capital to absorb future credit costs, as shown in the table below:

(Dollars In thousands except per share info)	June 30, 2010	Well Capitalized Regulatory Requirements	Total Excess Above Well Capitalized Requirements

Tier 1 Leverage Capital Ratio	9.51%	5.00%	$155,857
Tier 1 Risk-Based Capital Ratio	13.72%	6.00%	184,920
Total Risk-Based Capital Ratio	15.17%	10.00%	123,818
Tangible Common Equity To Tangible Assets	5.80%	N/A	N/A
Tangible Common Equity Per Common Share	$6.74	N/A	N/A

STATEMENT OF OPERATIONS

Net interest Income and Margin

Net interest income was $29.2 million in the second quarter of 2010, compared to $21.0 million in the same period of the prior year and $28.6 million in the previous quarter.  The increase is primarily attributable to a higher level of earning assets resulting from our acquisition of the assets of Mirae Bank as well as strong organic growth.

Net interest margin was 3.71% in the second quarter of 2010, compared to 3.65% in the first quarter of 2010 and 3.33% in the second quarter of 2009.  The sequential quarter increase in net interest margin is primarily attributable to a lower cost of deposits and a decrease in non-accrual loan interest income reversals.  The Company’s total cost of deposits declined to 1.43% in the second quarter of 2010 from 1.55% in the first quarter of 2010.

The weighted average loan yield increased by 11 basis points to 6.09% in the second quarter of 2010 from 5.98% in the first quarter of 2010.  The increase in the weighted average loan yield is primarily attributable to a decrease in non-accrual loan interest income reversals.  Total yield on investment securities and other earning assets decreased 51 basis points to 2.62% in the second quarter of 2010 from 3.13% in the first quarter of 2010.

The decrease in total yield on investment securities and other earning assets is primarily attributable to an increase in Fed Funds Sold as the Company waits for more attractive reinvestment opportunities in the securities market before reinvesting the proceeds from the sale of the securities in the second quarter of 2010.

Non-Interest Income

Non-interest income was $9.9 million in the second quarter of 2010, compared with $28.6 million in the same period of the prior year.  Non-interest income in the second quarter of 2009 was positively impacted by a $21.7 million bargain purchase gain related to the acquisition of Mirae Bank. For the quarter ending June 30, 2010, gain on sale of loans increased to $1.4 million and gain on sale of securities increased to $3.7 million from the quarter ending June 30, 2009.  Other non-interest income decreased 18% from $1.9 million to $1.6 million for the same period.

On a quarter to quarter comparison, non-interest income increased 27% to $9.9 million on June 30, 2010.  The increase is primarily due to gain on sale of loans, which increased from $36,000 on March 31, 2010 to $1.4 million on June 30, 2010.  The increase is due to the adoption of a new accounting standard that resulted in a timing difference in which gain on sales of SBA loans are recognized not at the time of the sale, but upon expiration of recourse provisions of the sale transactions.  Therefore, portions of the gain on sale of SBA loans in the first quarter of 2010 were recognized in the second quarter 2010. During the second quarter of 2010, the Company originated $32.6 million in SBA loans and sold approximately $25.2 million. Gain on sale of securities also increased $1.2 million to $3.7 million from the first to second quarter of 2010.

Non-Interest Expense

Total non-interest expense was $16.1 million in the second quarter of 2010, an increase of 15% from $14.1 million in the same period of the prior year. The increase is primarily due to growth in personnel and occupancy expenses related to an increase in professional fees which includes legal fees, accounting, and outside consulting fees. Compared to the previous quarter, non-interest expense increased 10% from $14.7 million on March 31, 2010 to $16.1 million on June 30, 2010.  The quarterly increase in other non-interest expense was primarily due to increases in professional fees and expense related to other real estate owned (OREO).  Together these expenses increased by $714,000 during the second quarter of 2010.

The Company’s efficiency ratio in the second quarter of 2010 was 41.24%, compared to 40.42% in the first quarter of 2010 and 28.40% in the second quarter of 2009.  The efficiency ratio in the second quarter of 2009 was positively impacted by the bargain purchase gain resulting from our acquisition of Mirae Bank that substantially increased revenue in the quarter.

Tax Provision

The quarter to date tax benefit for June 30, 2010 was $5.6 million compared to a tax provision of $1.3 million on March 31, 2010, and a quarterly tax provision of $9.6 million on June 30, 2009. The effective tax rate for the second quarter of 2010 was based upon the actual year-to-date income earned, and not based on the previously utilized estimated annualized income.  This resulted in an increased recognition of tax benefits which increased our overall effective tax rate for the second quarter of 2010.

CONFERENCE CALL

Management will host its quarterly conference call on July 27, 2010, at 11:00 a.m. PDT (2:00 p.m. EDT). Investment professionals are invited to participate in the call by dialing 866-783-2138 (domestic number) or 857-350-1597 (international number) and entering passcode 82435882.

COMPANY INFORMATION

Headquartered in Los Angeles, Wilshire State Bank operates 24 branch offices in California, Texas, New Jersey and New York, and six loan production offices in Dallas, Houston, Atlanta, Denver, Annandale, Virginia, and Fort Lee, New Jersey, and is an SBA preferred lender nationwide. Wilshire State Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area. Wilshire Bancorp’s strategic goals include increasing shareholder and franchise value by continuing to grow its multi-ethnic banking business and expanding its geographic reach to other similar markets with strong levels of small business activity.

www.wilshirebank.com

FORWARD-LOOKING STATEMENTS

Statements concerning future performance, events, or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Specific factors include, but are not limited to, loan production and sales, credit quality, the ability to expand net interest margin, the ability to continue to attract low-cost deposits, success of expansion efforts, competition in the marketplace and general economic conditions. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes included in Wilshire Bancorp’s most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Results of operations for the most recent quarter are not necessarily indicative of operating results for any future periods. Any projections in this release are based on limited information currently available to management and are subject to change. Since management will only provide guidance at certain points during the year, Wilshire Bancorp will not necessarily update the information. Such information speaks only as of the date of this release. Additional information on these and other factors that could affect financial results are included in filings by Wilshire Bancorp with the Securities and Exchange Commission.

CONSOLIDATED BALANCE SHEET

(dollars in thousands) (unaudited)

	June 30,	March 31,	Three Month	June 30,	One Year
	2010	2010	Change	2009	Change

ASSETS:
Cash and Due from Banks	$134,707	$214,970	-37%	$75,844	78%
Federal Funds Sold and Other Cash Equivalents	224,005	30,018	646%	145,077	54%
Total Cash and Cash Equivalents	358,712	244,988	46%	220,921	62%

Investment Securities Available For Sale	506,381	687,716	-26%	427,714	18%
Investment Securities Held To Maturity	96	105	-9%	124	-23%
Total Investment Securities	506,477	687,821	-26%	427,838	18%
Loans
Real Estate Construction	58,680	47,564	23%	40,517
Residential Real Estate	109,709	94,584	16%	79,295	45%
Commercial Real Estate	1,896,329	1,885,276	1%	1,814,470	38%
Commercial and Industrial	371,903	374,096	-1%	446,936	5%
Consumer	18,401	16,304	13%	18,489	-17%
Total Loans	2,455,022	2,417,824	2%	2,399,707	0%
Allowance For Loan Losses	(91,419)	(79,576)	0%	(38,758)	2%
Loans, Net of Allowance for Loan Losses	2,363,603	2,338,248	1%	2,360,949	0%

Accrued Interest Receivable	13,427	15,214	-12%	12,639	6%
Due from Customers on Acceptances	611	1,006	-39%	251	143%
Other Real Estate Owned	6,540	4,860	35%	5,956	10%
Premises and Equipment	13,741	13,602	1%	12,360	11%
Federal Home Loan Bank (FHLB) Stock, at Cost	20,075	21,040	-5%	21,040	-5%
Cash Surrender Value of Life Insurance	18,354	18,197	1%	17,715	4%
Investment in affordable housing partnerships	29,665	25,127	18%	12,228	143%
Deferred Income Taxes	28,199	20,198	40%	14,148	99%
Servicing Assets	6,655	6,715	-1%	6,677	0%
Goodwill	6,675	6,675	0%	6,675	0%
FDIC Indemnification	28,538	33,329	-14%	40,235	-29%
Other Assets	35,822	22,292	61%	14,479	147%
TOTAL ASSETS	$3,437,094	$3,459,312	-1%	$3,174,111	8%

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Non-interest Bearing Demand Deposits	$427,793	$414,023	3%	$367,243	16%
Savings and Interest Checking	100,210	97,170	3%	81,126	24%
Money Market Deposits	908,112	979,454	-7%	593,610	53%
Time Deposits in denomination of $100,000 or more	752,656	746,866	1%	1,136,438	-34%
Other Time Deposits	712,698	687,532	4%	273,186	161%
Total Deposits	2,901,469	2,925,045	-1%	2,451,603	18%

FHLB borrowings and Federal Funds Purchased	145,306	142,487	2%	331,000	-56%
Acceptance Outstanding	611	1,006	-39%	251	143%
Junior Subordinated Debentures	87,321	87,321	0%	87,321	0%
Accrued Interest Payable	5,461	5,954	-8%	11,099	-51%
Other Liabilities	29,491	26,804	10%	23,679	25%
Total Liabilities	3,169,659	3,188,592	-1%	2,904,953	9%

STOCKHOLDERS’ EQUITY:
Preferred Stock	60,186	60,058	0%	59,683	1%
Common Stock	55,370	55,118	0%	54,420	2%
Retained Earnings	147,325	151,895	-3%	152,386	-3%
Accumulated Other Comprehensive Income	4,554	3,624	26%	2,669	71%
Total Stockholders’ Equity	267,435	270,695	-1%	269,158	-1%
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,437,094	$3,459,312	-1%	$3,174,111	8%

(continued)

CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands, except per share data) (unaudited)

	Quarter Ended		Three Month	Quarter Ended	One Year
	June 30, 2010	March 31, 2010	% Change	June 30, 2009	% Change

INTEREST INCOME
Interest and Fees on Loans	$36,079	$35,304	2%	$31,234	16%
Interest on Investment Securities	4,756	5,615	15%	3,194	49%
Interest on Federal Funds Sold	294	382	-23%	777	-62%
Total Interest Income	41,129	41,301	0%	35,205	17%

INTEREST EXPENSE
Deposits	10,476	11,174	-6%	11,776	-11%
FHLB Advances and Other Borrowings	1,414	1,569	-10%	2,448	-42%
Total Interest Expense	11,890	12,743	-7%	14,224	-16%

Net Interest Income Before Provision for Losses on Loans and Loan Commitments	29,239	28,558	2%	20,981	39%
Provision for Losses on Loans and Loan Commitments	32,200	17,000	65%	12,100	166%
Net Interest Income After Provision for Losses on Loans and Loan Commitments	(2,961)	11,558	-126%	8,881	-133%

NONINTEREST INCOME
Service Charges on Deposits	3,215	3,224	0%	3,125	3%
Gain on Sales of Loans	1,444	36	3911%	307	370%
Gain on Sale of Investment Securities	3,658	2,484	47%	1,575	132%
FAS 141R gain on bargain purchase	—	—	0%	21,679	-100%
Other	1,561	2,041	-24%	1,904	-18%
Total Noninterest Income	9,878	7,785	27%	28,590	-65%

NONINTEREST EXPENSES
Salaries and Employee Benefits	7,284	7,115	2%	5,988	22%
Occupancy & Equipment	1,946	2,181	-11%	1,682	16%
Data Processing	690	637	8%	845	-18%
Other	6,212	4,757	31%	5,561	12%
Total Noninterest Expenses	16,132	14,690	10%	14,076	15%

Income Before Income Taxes	(9,215)	4,653	-208%	23,395	-139%
Income Taxes (Benefit) Provision	(5,551)	1,338	-201%	9,649	-158%
NET INCOME	(3,664)	3,315	-210%	13,746	-127%

Preferred Stock Cash Dividend and Accretion of Preferred Stock Discount	906	903	0%	898	1%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$(4,570)	$2,412	-289%	$12,848	-136%

PER COMMON SHARE INFORMATION
Basic Earnings Per Common Share	$(0.15)	$0.08	-289%	$0.44	-135%
Diluted Earnings Per Common Share	$(0.15)	$0.08	-289%	$0.44	-135%
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	29,487,994	29,484,006		29,413,757
Diluted	29,487,994	29,537,933		29,421,247

(continued)

CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands, except per share data) (unaudited)

	Six Month Ended		One Year
	June 30, 2010	June 30, 2009	% Change

INTEREST INCOME
Interest and Fees on Loans	$71,383	$61,428	16%
Interest on Investment Securities	10,371	6,136	69%
Interest on Federal Funds Sold	676	1,066	-37%
Total Interest Income	82,430	68,630	20%

INTEREST EXPENSE
Deposits	21,650	22,958	-6%
FHLB Advances and Other Borrowings	2,983	5,027	-41%
Total Interest Expense	24,633	27,985	-12%

Net Interest Income Before Provision for Losses on Loans and Loan Commitments	57,797	40,645	42%
Provision for Losses on Loans and Loan Commitments	49,200	18,800	162%

Net Interest Income After Provision for Losses on Loans and Loan Commitments	8,597	21,845	-61%

NONINTEREST INCOME
Service Charges on Deposits	6,439	6,024	7%
Gain (Loss) on Sales of Loans	1,480	(524)	0%
Gain on Sale of Investment Securities	6,142	1,588	287%
FAS 141R gain on bargain purchase	—	21,679	-100%
Other	3,602	3,560	1%
Total Noninterest Income	17,663	32,327	-45%

NONINTEREST EXPENSES
Salaries and Employee Benefits	14,399	12,195	18%
Occupancy & Equipment	4,127	3,358	23%
Data Processing	1,327	1,672	-21%
Other	10,969	8,837	24%
Total Noninterest Expenses	30,822	26,062	18%

Income Before Income Taxes	(4,562)	28,110	-116%
Income Taxes (Benefit) Provision	(4,213)	11,304	-137%
NET INCOME	(349)	16,806	-102%

Preferred Stock Cash Dividend and Accretion of
Preferred Stock Discount	1,809	1,818	0%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$(2,158)	$14,988	-114%

PER COMMON SHARE INFORMATION
Basic Earnings Per Common Share	$(0.07)	$0.51	-114%
Diluted Earnings Per Common Share	$(0.07)	$0.51	-114%
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	29,486,011	29,413,757
Diluted	29,486,011	29,421,746

(continued)

SUMMARY OF FINANCIAL DATA

(dollars in thousands, except per share data) (unaudited)

	Quarter Ended
AVERAGE BALANCES	June 30, 2010	March 31, 2010	June 30, 2009

Average Assets	$3,475,151	$3,417,633	$2,691,508
Average Equity	275,452	273,293	262,437
Average Net Loans	2,367,860	2,359,522	2,060,306
Average Deposits	2,939,513	2,886,514	2,000,690
Average Time Deposits in denomination of $100,000 or more	751,094	768,882	964,175
Average Interest Earning Assets	3,174,226	3,155,853	2,517,899

	Six Month Ended
AVERAGE BALANCES	June 30, 2010	June 30, 2009

Average Assets	$3,446,551	$2,608,802
Average Equity	274,378	260,764
Average Net Loans	2,367,714	2,045,532
Average Deposits	2,913,160	1,917,049
Average Time Deposits in denomination of $100,000 or more	759,933	964,175
Average Interest Earning Assets	3,169,091	2,434,494

	Quarter Ended
PROFITABILITY	June 30, 2010	March 31, 2010	June 30, 2009

Annualized Return on Average Assets	-0.42%	0.39%	2.04%
Annualized Return on Average Equity	-5.32%	4.85%	20.95%
Efficiency Ratio	41.24%	40.42%	28.40%
Annualized Operating Expense/Average Assets	1.86%	1.72%	2.09%
Annualized Net Interest Margin	3.71%	3.65%	3.33%

	Six Month Ended
PROFITABILITY	June 30, 2010	June 30, 2009

Annualized Return on Average Assets	-0.02%	1.29%
Annualized Return on Average Equity	-0.25%	12.29%
Efficiency Ratio	40.85%	35.72%
Annualized Operating Expense/Average Assets	1.79%	2.00%
Annualized Net Interest Margin	3.68%	3.33%

	Quarter Ended
DEPOSIT COMPOSITION	June 30, 2010	Cost of Funds	March 31, 2010	Cost of Funds	June 30, 2009	Cost of Funds

Noninterest Bearing Demand Deposits	14.7%	0.00%	14.2%	0.00%	15.0%	0.00%
Savings & Interest Checking	3.5%	2.57%	3.3%	2.55%	3.0%	2.90%
Money Market Deposits	31.3%	1.56%	33.5%	1.68%	24.2%	2.54%
Time Deposits of $100,000 or More	25.9%	1.55%	25.5%	1.59%	46.4%	2.72%
Other Time Deposits	24.6%	2.00%	23.5%	2.07%	11.0%	3.35%
Total Deposits	100.0%	1.43%	100.0%	1.55%	100.0%	2.35%

	Quarter Ended
CAPITAL RATIOS	June 30, 2010	March 31, 2010	June 30, 2009

Tier 1 Leverage Ratio	9.51%	9.78%	12.30%
Tier 1 Risk-Based Capital Ratio	13.72%	14.50%	13.26%
Total Risk-Based Capital Ratio	15.17%	15.95%	14.75%
Total Shareholders’ Equity	$267,435	$270,695	$269,158
Book Value Per Common Share	$7.03	$7.14	$7.12
Tangible Common Equity Per Common Share *	$6.74	$6.85	$6.81
Tangible Common Equity to Tangible Assets **	5.80%	5.86%	6.33%

* Tangible common equity excludes goodwill, other intangible assets, and TARP preferred stock

** Tangible assets excludes goodwill and intangible assets

(continued)

SUMMARY OF FINANCIAL DATA

(dollars in thousands, except per share data) (unaudited)

ALLOWANCE FOR LOAN LOSSES

(net of SBA guaranteed portions)

	Quarter Ended
	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009

Balance at Beginning of Period	$79,576	$62,130	$54,735	$38,758	$34,156
Provision for Losses on Loans	31,269	16,930	24,540	23,967	11,812
FDIC Indemnification	(3,140)	5,831	856	—	—
Recoveries on loans previously charged-off	872	512	654	223	262
Less Charge-offs	(17,158)	(5,827)	(18,655)	(8,213)	(7,472)
Balance at End of Period	$91,419	$79,576	$62,130	$54,735	$38,758

Net Loan Charge-offs/Average Total Loans	0.67%	0.22%	0.74%	0.33%	0.34%
Charge-offs/Average Total Loans	0.70%	0.24%	0.76%	0.34%	0.36%
Allowance for Loan Losses/Total Loans	3.72%	3.29%	2.56%	2.24%	1.62%
Allowance for Loan Losses/Legacy Wilshire Loans	4.11%	3.66%	2.86%	2.52%	1.83%
Allowance for Loan Losses/Non-accrual Loans	109.99%	75.77%	89.47%	70.72%	78.58%
Allowance for Loan Losses/Non-performing Loans	108.89%	75.77%	87.78%	70.02%	78.38%
Allowance for Loan Losses/Total Assets	2.66%	2.30%	1.81%	1.62%	1.22%
Allowance for Loan Losses/Non-performing Assets	101.02%	72.42%	83.31%	64.85%	71.62%

NON-PERFORMING ASSETS

(net of SBA guaranteed portions)

	Quarter Ended
	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009
Nonaccrual Loans:
Non-covered Loans	$64,285	$83,115	$51,118	$52,386	$35,032
Covered Loans	18,831	21,909	18,328	25,007	14,290
Total	83,116	105,024	69,446	77,393	49,322

Loans 90 days or more past due and still accruing:
Non-covered Loans	1	—	1,336	—	128
Covered Loans	—	—	—	772	—
Total	1	—	1,336	772	128

Total Nonperforming Loans:
Non-covered Loans	64,286	83,115	52,455	52,386	35,160
Covered Loans	18,831	21,909	18,327	25,779	14,290
Total	84,117	105,024	70,782	78,165	49,450

OREO and Repossessed Vehicles:
Non-covered Loans	4,346	3,136	3,297	5,738	5,456
Covered Loans	2,194	1,723	500	500	500
Total	6,540	4,859	3,797	6,238	5,956

Total Nonperforming Assets:
Non-covered Loans	68,632	86,251	55,752	58,124	40,616
Covered Loans	21,025	23,632	18,827	26,279	14,790
Total	89,657	$109,883	$74,579	$84,403	$55,406

Total Nonperforming Loans/Gross Loans	3.38%	4.34%	2.92%	3.20%	2.01%

Total Nonperforming Assets/Total Assets	2.61%	3.18%	2.17%	2.50%	1.70%

Performing Troubled Debt Restructured (TDR) Loans

(dollars in thousands)

	Quarter Ended
	June 30, 2010			March 31, 2010
	COVERED	NON-COVERED	TOTAL	COVERED	NON-COVERED	TOTAL

Construction	$—	$—	$—	$—	$—	$—
Real Estate Secured	2,804	49,289	52,093	8,135	46,024	54,159
Commercial & Industrial	202	802	1,004	—	474	474
Consumer	—	—	—	—	—	—
TOTAL PERFORMING TDR LOANS	$3,006	$50,091	$53,097	$8,135	$46,498	$54,633

(continued)

LOAN ORIGINATION AMOUNT

	Quarter Ended
	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009

Total new loan origination amount, excluding renewal.	$186,121	$87,288	$125,281	$183,859	$159,334
SBA new loan origination amount, excluding renewal.	$32,630	$23,471	$17,158	$15,592	$12,456

	Six month Ended
	June 30, 2010	June 30, 2009

Total new loan origination amount, excluding renewal.	$273,409	$224,172
SBA new loan origination amount, excluding renewal.	$56,101	$18,732

ALLOWANCE FOR LOAN LOSSES

(net of SBA guaranteed portion)

	Six Month Ended
	June 30, 2010	June 30, 2009

Balance at beginning of period	$62,130	$29,437
Provision for losses on loans	48,199	18,821
FDIC Indemnification	2,691	—
Recoveries on loans previously charged off	1,384	375
Less charge-offs	(22,985)	(9,875)
Balance at end of period	$91,419	$38,758

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS

(Non-covered loan only)

(net of SBA guaranteed portions)

	Six Months Ended
	June 30, 2010	June 30, 2009

Balance at beginning of period	$2,515	$1,243
Provision for (recapture of) losses on off-balance sheet items	1,001	(22)
Balance at end of period	$3,516	$1,221

Reconciliation of GAAP financial measures to non-GAAP financial measures:

	June 30, 2010	December 31, 2009	June 30, 2009
Total stockholders’ equity	$267,435	$266,136	$269,158
Preferred stock, net of discount	(60,186)	(59,931)	(59,683)
Goodwill and other intangible assets, net	(8,504)	(8,688)	(9,145)
Tangible common equity	$198,745	$197,517	$200,330

Total assets	$3,437,094	$3,435,997	$3,174,111
Goodwill and other intangible assets, net	(8,504)	(8,688)	(9,145)
Tangible assets	$3,428,590	$3,427,309	$3,164,966

Common shares outstanding	29,486,734	29,415,657	29,413,757

(continued)

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(dollars in thousands) (unaudited)

	For the Quarter Ended
	June 30, 2010			March 31, 2010			June 30, 2009
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST EARNING ASSETS

Real Estate Loans	$2,058,774	$29,848	5.80%	$2,030,514	$29,053	5.72%	$1,700,543	$25,886	6.09%
Commercial Loans	378,752	5,363	5.66%	382,589	5,308	5.55%	379,394	4,569	4.82%
Consumer Loans	17,584	180	4.09%	16,474	180	4.38%	18,693	256	5.47%
Total Gross Loans	2,455,110	35,391	5.77%	2,429,577	34,541	5.69%	2,098,630	30,711	5.85%
Loan Fees toward Yield		688			763			523
Allowance for Loan Losses & Unearned Income	(87,250)			(70,055)			(38,324)
Net Loans	2,367,860	36,079	6.09%	2,359,522	35,304	5.98%	2,060,306	31,234	6.06%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities*	647,782	4,756	3.08%	665,366	5,615	3.52%	324,302	3,194	3.94%
Federal Funds Sold	158,584	294	0.74%	130,965	382	1.17%	133,140	777	2.34%
Total Investment Securities and Other Earning Assets	806,366	5,050	2.62%	796,331	5,997	3.13%	457,442	3,971	3.47%

TOTAL INTEREST-EARNING ASSETS	$3,174,226	$41,129	5.21%	$3,155,853	$41,301	5.27%	$2,517,748	$35,205	5.59%

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$972,096	$3,542	1.46%	$956,035	$4,023	1.68%	$436,066	$2,774	2.54%
NOW	22,019	26	0.47%	22,481	29	0.52%	19,142	46	0.96%
Savings	75,677	617	3.26%	74,052	586	3.17%	48,511	444	3.66%
Time Deposits of $100,000 or More	751,094	2,762	1.47%	768,882	3,047	1.59%	994,514	6,751	2.72%
Other Time Deposits	702,866	3,529	2.01%	675,764	3,489	2.07%	221,020	1,761	3.35%
Total Interest Bearing Deposits	2,523,752	10,476	1.66%	2,497,214	11,174	1.79%	1,719,253	11,776	2.76%

BORROWINGS:
FHLB Advances and Other Borrowings	138,805	750	2.16%	148,000	920	2.49%	321,434	1,622	2.02%
Junior Subordinated Debentures	87,321	664	3.04%	87,321	649	2.97%	87,321	826	3.78%
Total Borrowings	226,126	1,414	2.50%	235,321	1,569	2.67%	408,755	2,448	2.40%

TOTAL INTEREST BEARING LIABILITIES	$2,749,878	$11,890	1.73%	$2,732,535	$12,743	1.87%	$2,128,008	$14,224	2.69%

NET INTEREST INCOME		$29,239			$28,558			$20,981

NET INTEREST SPREAD			3.48%			3.40%			2.91%

NET INTEREST MARGIN			3.71%			3.65%			3.33%

* Tax equivalent ratios for investment securities

(continued)

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(dollars in thousands) (unaudited)

	For the Six Months Ended
	June 30, 2010			June 30, 2009
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST EARNING ASSETS

Real Estate Loans	$2,047,644	$58,901	5.75%	$1,667,831	$50,792	6.05%
Commercial Loans	381,671	10,671	5.59%	384,026	8,987	4.68%
Consumer Loans	17,052	360	4.22%	19,915	556	5.59%
Total Gross Loans	2,446,367	69,932	5.72%	2,071,772	60,335	5.80%
Loan Fees toward Yield		1,451			1,093
Allowance for Loan Losses & Unearned Income	(78,653)			(36,221)
Net Loans	2,367,714	71,383	6.03%	2,035,551	61,428	6.01%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities*	656,526	10,371	3.30%	305,532	6,136	4.02%
Federal Funds Sold	144,851	676	0.93%	89,631	1,066	2.38%
Total Investment Securities and Other Earning Assets	801,377	11,047	2.88%	395,163	7,202	3.65%

TOTAL INTEREST-EARNING ASSETS	$3,169,091	$82,430	5.23%	$2,430,714	$68,630	5.62%

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$964,110	$7,564	1.57%	$399,602	$5,106	2.56%
NOW	22,249	55	0.49%	19,348	91	0.94%
Savings	74,869	1,203	3.21%	45,891	837	3.65%
Time Deposits of $100,000 or More	759,933	5,809	1.53%	964,175	13,420	2.78%
Other Time Deposits	689,396	7,019	2.04%	203,401	3,504	3.45%
Total Interest Bearing Deposits	2,510,557	21,650	1.72%	1,632,417	22,958	2.81%

BORROWINGS:
FHLB Advances and Other Borrowings	143,377	1,670	2.33%	324,373	3,280	2.02%
Junior Subordinated Debentures	87,321	1,313	3.01%	87,321	1,747	4.00%
Total Borrowings	230,698	2,983	2.59%	411,694	5,027	2.44%

TOTAL INTEREST BEARING LIABILITIES	$2,741,255	$24,633	1.80%	$2,044,111	$27,985	2.74%

NET INTEREST INCOME		$57,797			$40,645

NET INTEREST SPREAD			3.44%			2.89%

NET INTEREST MARGIN			3.68%			3.33%

* Tax equivalent ratios for investment securities

(concluded)